UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 23, 2007

ACADIA REALTY TRUST

(Exact name of registrant as specified in its charter)

Maryland	1-12002	23-2715194
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1311 Mamaroneck Avenue

Suite 260

White Plains, New York 10605

(Address of principal executive offices) (Zip Code)

(914) 288-8100

(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425 )

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On February 23, 2007, the Company issued a press release titled “Team of Acadia Realty Trust, Macfarlane Partners, P/A Associates and Paul Travis Signs Agreement to Acquire The Gallery At Fulton Street.” A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

On February 26, 2007, the Company issued a press release announcing that it has received a cash distribution totaling approximately $8.5 million from its investment interest in Albertson’s LLC. The distribution represents the Company’s share of the approximately $42.4 million distribution made with respect to Acadia and its subsidiaries’ investment in its Retailer Controlled Property Venture. The distribution resulted from cash proceeds obtained by Albertson’s LLC in connection with its disposition of certain operating stores and a refinancing of the remaining assets held in the entity.

Item 9.01. Financial Statements and Exhibits.

(a) Financial Statements

Not Applicable

(b) Pro Forma Financial Information

Not Applicable

(c) Shell Company Transactions

Not Applicable

(d) Exhibits
Exhibit Number -------------------	Description -------------------------------
99.1	Press release titled, “Team of Acadia Realty Trust, Macfarlane Partners, P/A Associates and Paul Travis Signs Agreement to Acquire The Gallery At Fulton Street,” dated February 23, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACADIA REALTY TRUST
(Registrant)

Date: February 28, 2007	By:	/s/ Michael Nelsen
	Name:	Michael Nelsen
	Title:	Sr. Vice President
and Chief Financial Officer